EXHIBIT 4.2(c)

                    WAIVER AND AMENDMENT NO. 3 dated as of September 8, 2004 (this "Waiver and Amendment") to the LOAN AND SECURITY Agreement dated as of July 15, 2003, as amended by Amendment No. 1 dated as of March 16, 2004 and Amendment No. 2 dated as of August 3, 2004 (as the same may be further amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement"), by and among BELAIR CAPITAL FUND LLC, a Massachusetts limited liability company (the "Borrower"), the Lenders referred to therein, Merrill Lynch Mortgage Capital, Inc., a Delaware corporation, as agent (the "Agent"), and Merrill Lynch Capital Services, Inc., a Delaware corporation (the "Swap Provider").

                             INTRODUCTORY STATEMENT

     On July 15, 2003, the Borrower, the Lenders, the Agent and the Swap Provider entered into the Credit Agreement pursuant to which the Lenders made available to the Borrower a revolving credit facility in the aggregate principal amount of $100,000,000.

     On August 3, 2004, the Lenders increased the amount available under the revolving credit facility by $13,000,000 to an aggregate principal amount of $113,000,000.

     The Borrower has requested that the Lenders increase the amount available under the revolving credit facility by $10,000,000 to an aggregate principal amount of $123,000,000.

     The Borrower has advised the Lenders that as of the date hereof, certain defaults have occurred under the Credit Agreement, all as described on Schedule 1 hereto (the "Specified Defaults").

     The Borrower has also requested and the Required Lenders have agreed, subject to the terms and conditions of this Waiver and Amendment to (i) waive the Specified Defaults, and waive all Defaults and Events of Default caused by such Specified Defaults and (ii) amend certain provisions of the Credit Agreement, as set forth herein.

     Accordingly, in consideration of the premises and of the mutual agreements herein contained, the Required Lenders hereby waive the Specified Defaults and waive all Defaults and Events of Default caused by the Specified Defaults, and the parties hereto agree as follows:
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     SECTION 1. Defined Terms.  Capitalized  terms used herein and not otherwise defined herein shall have the meanings given them in the Credit Agreement.

     SECTION 2. Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement is hereby amended as of the Effective Date (as defined in Section 4 hereof), as follows:

     (A) Article 1 of the Credit Agreement is hereby amended by amending and restating the definition of "Maximum Loan Amount" in its entirety to read as follows:

     "'Maximum Loan Amount' shall mean $123,000,000; provided, however, that as of the earlier to occur of (i) the prepayment of the Loans pursuant to Section 2.7(b) or (ii) October 29, 2004, the "Maximum Loan Amount" shall mean $100,000,000."

     (B) Section 7.17 of the Credit Agreement is hereby amended in its entirety to read as follows:

     "7.17 Keystone Debt Financing. The Borrower shall use its best efforts to cause the JV or Six Rivers to obtain and effectuate debt financing which complies with the requirements of Section 8.1(vi) with net proceeds in an amount equal to or greater than $23,000,000 (the "Keystone Debt Financing") prior to October 1, 2004. Upon the occurrence of the Keystone Debt Financing, all or a portion of the proceeds of the Keystone Debt Financing shall be used by the Borrower to prepay the Loans in accordance with Section 2.7(b). In the event the Borrower is unable to obtain and effectuate the Keystone Debt Financing (and make the corresponding prepayment required by Section 2.7(b)) by October 1, 2004, the Borrower shall provide the Agent with written notice thereof prior to October 1, 2004 and shall continue to use its best efforts to obtain and effectuate the Keystone Debt Financing by October 29, 2004."

     (C) Schedule 1.1 to the Credit Agreement is hereby amended by deleting the figure "$113,000,000" and inserting the figure "$123,000,000" in lieu thereof; provided, however, that as of the earlier to occur of (i) the prepayment of the Loans pursuant to Section 2.7(b) or (ii) October 29, 2004, the figure "123,000,000" shall be replaced with the figure "$100,000,000."

     SECTION 3. Representations and Warranties. The Borrower hereby represents and warrants that:

     (A) after giving effect to this Waiver and Amendment, the representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent that any such representations and warranties specifically relate to an earlier date); and

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     (B) after giving effect to this Waiver and  Amendment,  no Event of Default or Default will have occurred and be continuing on and as of the date hereof.

     SECTION 4.  Conditions  Precedent.  The  effectiveness  of this  Waiver and
Amendment is subject to the satisfaction in full of each of the conditions precedent set forth in this Section 4 (the date on which all such conditions have been satisfied being herein called the "Effective Date"):

     (A) the Agent shall have received executed counterparts of this Waiver and Amendment which, when taken together, bear the signatures of the Required Lenders and the Borrower;

     (B) the Agent shall have received a new Note (the "Replacement Note") duly executed on behalf of the Borrower in an aggregate principal amount of
$123,000,000 to be exchanged for and replace the prior Note (the "Original Note") delivered by the Borrower in an aggregate principal amount of $113,000,000;

     (C) the Borrower shall have received from the Agent the Original Note for cancellation;

     (D) the Agent shall have received the written opinion of counsel to the Borrower, dated the date hereof and addressed to the Agent, in form and substance satisfactory to counsel to the Agent;

     (E) the Agent shall have received such other documents as the Agent may reasonably request; and

     (F) all legal matters incident to this Waiver and Amendment shall be satisfactory to counsel to the Agent.

     SECTION 5. Expenses. Notwithstanding anything to the contrary contained in the Credit Agreement, the Borrower agrees to pay all reasonable expenses incurred by the Agent and the Lenders in connection with, or growing out of, the negotiation, preparation, execution and delivery of this Waiver and Amendment and any other documentation contemplated hereby, including, but not limited to, the reasonable fees and disbursements of any counsel for the Agent and the Lenders.

     SECTION 6. Miscellaneous.

     (A) Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with the original terms thereof.

     (B) The waivers and amendments herein contained are limited specifically to the matters set forth above and do not constitute directly or by implication an amendment or waiver of any other provision of the Credit Agreement or any default which may occur or may have occurred under the Credit Agreement.

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     (C)  This  Waiver  and   Amendment   may  be  executed  in  any  number  of
counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same instrument.

     (D) This Waiver and Amendment shall constitute a Fundamental Document.

     (E) This Waiver and Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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                  IN WITNESS WHEREOF, the undersigned have caused this Waiver and Amendment to be duly executed as of the date first written above.

                                Borrower:

                                BELAIR CAPITAL FUND LLC, as Borrower

                                By:  EATON VANCE MANAGEMENT, as Manager


                                By:  /s/ William R. Cross
                                     ----------------------------------------
                                Name:            William R. Cross
                                Title:           Vice President
                                Address:         The Eaton Vance Building
                                                 255 State Street
                                                 Boston, Massachusetts 02109
                                Telephone No.:   (617) 482-8260
                                Telecopier No.:  (617) 482-3836
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                                Lenders:

                                MERRILL LYNCH MORTGAGE CAPITAL, INC.,
                                individually and as Agent


                                By:  /s/ Joshua A. Green
                                     ----------------------------------------
                                Name:            Joshua A. Green
                                Title:           Vice President
                                Address:         4 World Financial Center
                                                 10th Floor
                                                 New York, New York 10080
                                Telephone No.:   (212) 449-7330
                                Telecopier No.:  (212) 449-6673
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                                Swap Provider:

                                MERRILL LYNCH CAPITAL SERVICES, INC.,
                                as Swap Provider

                                By:  /s/ Richard Zaleski
                                     ----------------------------------------
                                Name:            Richard Zaleski
                                Address:         4 World Financial Center
                                                 12th Floor
                                                 New York, New York 10080
                                Telephone No.:   (212) 449-8169
                                Telecopier No.:  (212) 449-6993
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                                                                      SCHEDULE 1

                               SPECIFIED DEFAULTS


1. Default of Section 2.1(a)(ii) as the result of the aggregate outstanding principal amount of all Loans and L/C Exposure exceeding the Maximum Loan Amount from August 3, 2004 to September 8, 2004.

2. Default of Section 10.1(a)(iii) as the result of the default described in paragraph 1 above continuing unremedied for 30 days.

3. Default of Sections 2.3(a) and 10.1(c) as the result of the Borrower making a material misrepresentation in (a) the Borrowing Notice dated August 3, 2004 when it certified that after giving effect to the Proposed Loan (as defined in such Borrowing Notice), the total of all Loans outstanding and L/C Exposure would not exceed the Commitment and (b) the Compliance Certificate dated August 3, 2004 when it certified that no Event of Default or Default under the Loan Agreement had occurred and was continuing.

4. Default of Section 10.1(n) as the result of the occurrence of an Event of Default (as defined in the Term Loan Agreement) under the Term Loan Agreement, resulting from the defaults described in paragraphs 2 and 3 above.

5. Default of Section 3(B) of Amendment No. 2 dated as of August 3, 2004, to the Loan and Security Agreement dated as of July 15, 2003 (as amended), by and among the Borrower, the Lenders, the Agent and the Swap Provider, as the result of the Borrower misrepresenting that no Event of Default or Default will have occurred and be continuing on and as of the date thereof.